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                 [LETTERHEAD OF HARRY B. SANDS & COMPANY]

                             January 31, 1994



P.I. Resorts Limited,
P.O. Box N-4777,
Nassau, The Bahamas.


Ladies and Gentlemen,


               RE:  REGISTRATION STATEMENT ON FORM S-4
               ---------------------------------------


     At your request, we have examined the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") of Resorts International, Inc., a Delaware corporation ("RII"), Resorts International Hotel, Inc., a New Jersey corporation ("RIH"), Resorts International Hotel Financing, Inc., a Delaware corporation ("RIHF"), and P. I. Resorts Limited, a Bahamian corporation (the "COMPANY"), to be filed by such corporations with the United States Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of, among other things, 25,000,000 Ordinary Shares, par value $.01 per share, of the Company (the "ORDINARY SHARES"). The Ordinary Shares may be exchanged, among other consideration, for the outstanding Senior Secured Redeemable Notes due April 15, 1994 of RII, issued in two series, pursuant to that certain Joint Plan of Reorganization (the "PLAN") under chapter 11 of title 11 of the United States Code proposed by RII, RIH, RIHF, GGRI, Inc., a Delaware corporation ("GRI"), and the Company for the restructuring of the debt and equity capitalization of RII and GRI.

     We hereby confirm our opinions set forth under the caption "Certain Bahamian Tax Considerations" in the Registration Statement.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Certain Bahamian Tax Considerations" in the Registration Statement and the Information Statement/Prospectus which forms a part thereof. In giving this consent, we do not thereby admit



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P. I. Resorts Limited                                          January 31, 1994


                                     Page 2


that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                        Yours faithfully,


                                        /s/ Giselle Pyfrom
                                        HARRY B. SANDS & COMPANY